Exhibit 10.2

AMENDMENT NO. 2

UNITED AMERICA INDEMNITY, LTD.
SHARE INCENTIVE PLAN

This AMENDMENT No. 2 (the “Amendment”) dated 31 March 2005 amends the terms and conditions of the United National Group, Ltd. Share Incentive Plan dated 5 September 2003 (the “Plan”).

WHEREAS, by written resolution of the Directors of United America Indemnity, Ltd., an exempted company incorporated with limited liability under the law of the Cayman Islands (the “Company”), dated 15 September 2003, the Plan was unanimously approved by the Directors of the Company; and

WHEREAS, the Board of Directors of the Company desire to effect the revisions to the Plan set forth herein effective the date hereof.

NOW, THEREFORE, the Plan is amended as follows:

1.	The first sentence of Section 3 of the Plan is amended to read in its entirety as follows:

“The total number of Common Shares reserved and available for grant under the Plan shall be 5,000,000 (subject to any increase or decrease pursuant to this Section 3).”

2. The Plan is hereby renamed the “United America Indemnity, Ltd. Share Incentive Plan.”

3.	All references to “stock” in the Plan shall be understood to mean “share” or “shares,” as appropriate.

4.	Any reference to the “New York Stock Exchange” shall be struck and replaced with the “Nasdaq National Market.”

5. The first sentence of Section 5 of the Plan is hereby amended to read as follows:

“The Board or the Committee as its duly authorized delegate shall have the authority to grant Participants Share Options.”